UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 9, 2026

Talen Energy Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-37388	47-1197305
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2929 Allen Pkwy, Suite 2200
Houston, TX 77019
(Address of principal executive offices) (Zip Code)
(888) 211-6011
(Registrant’s telephone number, including area code)
Not applicable
(Former name or, former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	TLN	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.
On November 9, 2026, certain indirect wholly owned subsidiaries of Talen Energy Corporation, a Delaware corporation (the “Company”), entered into ordinary course capacity sale transactions with an investment grade counterparty in PJM. Specifically, the Company’s wholly owned indirect subsidiary, Guernsey Power Station LLC, a Delaware limited liability company (“Guernsey”), entered into two capacity sale transactions with the investment grade counterparty, for the sale of available installed capacity (“ICAP”) that converts to Unit-Specific Accredited Unforced Capacity (“UCAP”) from Guernsey Power Station, an 1,836 megawatts (“MW”) (summer rating) natural gas-fired combined cycle generation plant located in Guernsey County, Ohio, for (a) 750 MW UCAP for PJM Delivery Years 2029/2030 through 2035/2036 (the “Guernsey 7-Year Capacity Sale”); and (b) the remainder of 588 MW UCAP from Guernsey Power Station for PJM Delivery Year 2029/2030. In addition, the Company’s wholly owned indirect subsidiary, Waterford Power, LLC, a Delaware limited liability company (“Waterford”), entered into a capacity sale transaction with the investment grade counterparty for the sale of all UCAP from the Waterford Energy Center, an 869 MW combined cycle gas turbine facility located in Waterford, Ohio, for the PJM Delivery Years 2029/2030 through 2031/2032.

The Guernsey 7-Year Capacity Sale is expected to generate approximately $100 million per year in revenue. The capacity sale transactions are not subject to any closing conditions.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TALEN ENERGY CORPORATION
Date:	November 12, 2026	By:	/s/ Cole Muller
		Name:	Cole Muller
		Title:	Chief Financial Officer
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